SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934

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240.14a-12

The SMALLCap Fund, Inc.
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- (Name of Registrant as Specified in its Charter)
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- Ralph W. Bradshaw
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Ralph W. Bradshaw
One West Pack Square, Suite 1650
Asheville, NC 28801
Phone (828) 210-8184    FAX (828) 210-8183

March 24, 2003

Dear Fellow Shareholder of The SmallCap Fund, Inc,

YOUR DECISION IS IMPORTANT. PLEASE VOTE TODAY SO YOUR VOTE CAN COUNT FOR THE 2003 ANNUAL MEETING OF STOCKHOLDERS.

When you have the facts, THE GREEN PROXY IS YOUR CLEAR CHOICE

FACT - The Fund's investment performance has been horrible.

For years, the Fund's performance has badly trailed its chosen benchmark, the S&P Small Cap 600 Index. Over just the last two years, the Fund has returned 20% less than its benchmark, costing stockholders about $30 million in lost value. It is no surprise that the Fund's adviser has chosen to spend money in this contest. Anyone who held the Fund for the prior 1, 3, 5, or 10 years would have under-performed the benchmark for EVERY SINGLE ONE of the periods.

FACT - You can use the GREEN proxy to demand full net asset value.

You deserve an option to receive full net asset value ("NAV") for your shares. Demand this by voting for the Shareholder Value Proposal included only in this proxy. Electing former U.S. Attorney General Edwin Meese and experienced director Thomas Lenagh will create a Board majority pledged to execute this stockholder request, whether or not the current Board cares to listen.

FACT - The Fund does not trust its own stockholders.

Last year, with their candidates facing defeat by a clear vote of stockholders, the Fund used procedural gimmicks to keep control by packing the Board with the defeated chairman's business associates. Since then, they created unusual Bylaws to rig this and future elections to favor their nominees. Now they use other Bylaws as an excuse for refusing to hear stockholder demands for NAV.

FACT - The Fund is not telling you the truth.

My proxy unequivocally states that neither my advisory firm nor I will accept an investment management contract from the Fund under any circumstances and, furthermore, I am not advocating a change from small-cap stocks. Last year, my proxy recommended in favor of the merger proposal and I gathered a large number of votes supporting it. In fact, I had worked, unsuccessfully, for an even better proposal from the Board. The Fund is hoping to create confusion through misleading half-truths to discourage you from voting in your own best interests.


Vote to bring Directors with experience and integrity to the Board.


Former U.S. Attorney General Edwin Meese and Thomas Lenagh are men of vast experience and impeccable character. Both have years of service with closed-end funds and their background goes far beyond their involvement with me. Contrast this with the Fund's nominees. One, a business associate of the defeated former chairman, was appointed as part of the Board packing last year. He had no prior closed-end fund experience and was never supported by stockholder vote. The other is the portfolio manager responsible for the Fund's miserable performance.


The Fund will spend a huge amount of stockholder money on mailing after mailing, and all those annoying phone calls, in an attempt to fool you into voting against your best interests. Do not let them!


VOTE THE GREEN PROXY

 > Demand an option to receive full NAV

 > Elect Directors who will fight for your interests



If you have already returned the WHITE proxy card sent to you by the Fund, you may revoke that proxy and vote for these nominees and the proposal by marking, signing, dating, and mailing a later dated GREEN proxy card.


Thank you for taking the time to help decide the future of your investment in our Fund. If I may answer any questions or provide additional information, please call me at (828) 210-8184.

Sincerely,


Ralph W. Bradshaw